                                                                 Exhibit 99.i.14

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------

         THIS EMPLOYMENT AGREEMENT entered into as of the ____ day of _________, 2001, by and between MCG Finance Corporation (the "Company"), a Delaware corporation, and Robert J. Merrick, an individual (the "Executive") (hereinafter collectively referred to as the "parties").

         WHEREAS, the Executive has heretofore been employed by the Company as its Chief Credit Officer and is experienced in all phases of the business of the Company and the Company desires to retain the services and employment of the Executive on the terms set forth herein;

         WHEREAS, the Company recognizes the Executive's extraordinary experience and relationships in the Company's industry, and the Company desires to retain the services and employment of the Executive;

         WHEREAS, the Executive and the Company have entered into an Employment Agreement dated December 16, 1998 (the "Prior Agreement"); and
                                        ---------------    ---

         WHEREAS, the Company and the Executive desire to enter into this Agreement which will replace the Prior Agreement and will provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1.  Term. The initial term of employment (the "Term") under this
             ----
Agreement shall be for the period commencing on the date hereof, and shall continue in effect until the fourth anniversary hereof, provided however that
                                                        -------- -------
(a) if the consummation of the first public offering of the Common Stock of MCG Capital Corporation, the parent of the Company (the "Parent") pursuant to a registration statement (other than on Form S-8 or Form S-4 or a successor form thereto) filed with, and declared effective by, the Securities and Exchange Commission does not occur by the earlier of (1) the 20th day following the effective date of the filing of the Form N-8A with the Securities and Exchange Commission pursuant to which the Company will register under the Investment Company Act of 1940, as amended as a closed-end investment company or (2)
                                                                   --
December 31, 2001, then the Prior Agreement shall be automatically re-instated
                   ----
and this Agreement shall be automatically terminated and superceded by the Prior
---
Agreement, and (b) if the Term would otherwise expire prior to the expiration
           ---
of twelve (12) months after the occurrence of a Change in Control (as defined below), then the Term shall not expire prior to the expiration of twelve-months after such Change in Control so long as either the Executive consents to such
                                        ------
extension of this Agreement or the Company causes all of the Executive's Tier 1, Tier 2 and Tier 3 Shares that are still Forfeitable thereupon become Non-Forfeitable.
         2.  Employment. (a) The Executive shall be employed as the Chief Credit
             ----------
Officer of the Company or such other position(s) as may be mutually agreed upon in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity.

                  (b) The Executive shall devote his full working time attention and skill to the performance of such duties, services and responsibilities, and
                                                                            ---
will use his best efforts to promote the interests of the Company. The Executive will not, without prior written approval of the Board of Directors of the Company (the "Board"), engage in any other activities that would interfere with the performance of his duties as an employee of the Company, are in violation of written policies of the Company, are in violation of applicable law, or would create a conflict of interest with respect to the Executive's obligations as an employee of the Company. The Executive may (1) serve on corporate, civil or charitable boards or committees, (2) deliver lectures and teach at educational institutions, (3) serve as a personal representative or trustee, (4) manage his personal, financial and legal affairs, and (5) invest personally in any business
                                       ---
where no conflict of interest exists between such investment and the business of the Company, as long as the foregoing activities do not require a material time commitment by the Executive.

         3. Base Salary. The Company agrees to pay or cause to be paid to the
            -----------
Executive during the term of this Agreement a base salary at the rate of $175,000 per annum (such base salary, as may be adjusted from time to time in accordance with this Section, the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such Base Salary shall be reviewed (and may be adjusted) at least annually by the Board or an authorized committee of the Board. Such Base Salary may be reduced only if such reduction is implemented by the Company as part of an overall general salary reduction plan among all of its employees and such
                                                                    ---
reduction to the Base Salary on a percentage basis is equal to or less than the percentage reduction otherwise implemented under such plan.

         4. Employee Benefits. The Executive shall be entitled to participate in
            -----------------
all employee benefit plans, practices and programs maintained by the Company or the Parent and made available to employees of the Company generally including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, vacation and sick leave. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

         5. Executive Benefits. The Executive shall be entitled to participate
            ------------------
in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company or the Parent for the purpose of providing compensation and/or benefits to executives of the Company. Unless otherwise provided herein, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

         6. Other Benefits.
            --------------

                  (a) Fringe  Benefits and  Perquisites.  The Executive shall be
                      ---------------------------------
entitled to all fringe benefits and perquisites generally made available by the Company or the Parent to the Company's executives.

                  (b) Expenses. The Company agrees to pay all reasonable
                      --------
expenses, subject to reasonable documentation, incurred by the Executive in furtherance of the Company's business, including, without limitation, traveling and entertainment expenses, and to reimburse the Executive for all such reasonable expenses advanced by him and not reimbursed prior to the date of this Agreement.

         7. Termination.  The Executive's employment hereunder may be terminated
            -----------
under the following circumstances:

                  (a) Disability. The Company may terminate the Executive's
                      ----------
employment after having established the Executive's Disability or the Executive can terminate if he has established his Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement for at least one hundred eighty (180) days during any 365-consecutive-day period. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                  (b) Cause. The Company may terminate the Executive's
                      -----
employment for "Cause". A termination for Cause shall mean (1) if the Executive
                -----
has been convicted of a felony (other than a traffic offense) or (2) a
                                                              --
termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Executive (i) failed to substantially perform his duties and obligations with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which, if it is the first instance of such conduct, is not cured within thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform (and, if it is any instance of such conduct after the
                       ---
first instance thereof and opportunity to cure, then no such opportunity to cure need be provided with respect to such conduct), or (ii) willfully engaged in
                                                --
conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the
                         --------  -------
Executive's employment shall be for Cause as set forth in clause (ii) above until (y) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (z) the
                                                              ---
Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful"
                                                                  -------
unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                  (c) Good Reason. The Executive may terminate his employment
                      -----------
for "Good Reason" at any time within three (3) months of his knowledge of its occurrence. For purposes of this Agreement, "Good Reason" shall mean the
                                             -----------
occurrence of any of the events or conditions described in the following Subsections hereof:

                      (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) that represents a demotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any material duties or position responsibilities that are inconsistent with such status, title, or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions or positions of substantially similar status, title or responsibility), except in connection with the termination
                                      ------
                  of his employment for Disability, Cause, as a result of his death of by the Executive other than for Good Reason;

                      (ii) a reduction in the Executive's Base Salary from the
                  Base Salary in effect in the prior year (unless such reduction
                                                           ------
                  is implemented in accordance with Section 3);
                                                            -

                      (iii) the Company's requiring the Executive to be based at any place outside a 50-mile radius from the office in which the Executive is employed on the date hereof, except for reasonably required travel on the Company's business;

                      (iv) the failure by the Company to (A) continue in effect
                  any material compensation or benefit plan, or (B) provide the
                                                             --
                  Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice; provided, however, if the Executive's participation in (A) or (B) above shall be reduced or altered on the same basis and terms as other similarly situated executives of the Company, it shall not be Good Reason;

                      (v) any material breach by the Company of any provision of this Agreement, including failure to pay Base Salary.
                                  ---------

Notwithstanding the foregoing, the occurrence of any conduct or circumstance
--------------- --- ---------
covered under Clauses (i), (iv) or (y) shall not constitute Good Reason if
(y) such particular conduct or circumstance has not previously occurred during the Term of this Agreement and (z) such conduct or circumstance is cured by the Company within thirty (30) days after written notice thereof has been delivered to the Company by the Executive specifying the nature of such Good Reason, provided however that such cure period shall be limited to five (5) business
-------- -------
days in the instance of a failure by the Company to pay Base Salary under Clause (v).

                  (d) Change in Control.  For purposes of this  Agreement,
                      -----------------
"Change in Control" means the occurrence of any of the following events:
 -----------------

                  (1) An acquisition in one or more transactions (other than directly from the Company or the Parent, as applicable) of any voting securities of the Company or the Parent by any Person (as defined below) immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent (50%) or more of the combined voting power of the Company's or the Parent's, as applicable, then outstanding voting securities; provided, however, in determining
                                         --------  -------
          whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee
           -----------------------
          benefit plan (or a trust forming a part thereof) maintained by (A) the Company or the Parent or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or the Parent (for purposes of this definition, a "Subsidiary"), (ii) the Company, the Parent or their Subsidiaries, or (iii) any Person in
                                                     --
          connection with a "Non-Control Transaction" (as hereinafter defined);

                  (2) The individuals who, as of the date hereof are members of the Company's or the Parent's Board of Directors, as applicable in each case, (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the
                                          --------  -------
          election, or nomination for election by the Company's or the Parent's common stockholders, as applicable, of any new director was approved by a vote of at least a majority of the Company's or the Parent's Incumbent Board, as applicable (or, with respect to the directors who are not "interested persons" as defined in the Investment Company Act of 1940, by a majority of the directors who are not "interested persons" serving on the Company's or the Parent's Incumbent Board, as applicable), such new director shall, for purposes of this Agreement, be considered as a member of the Company's or the Parent's Incumbent Board, as applicable; provided further, however, that no individual
                                -------- -------  -------
          shall be considered a member of the Company's or the Parent's Incumbent Board, as applicable, if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's or the Parent's Board, as applicable (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy
          Contest; or

                  (3) The consummation of:

                      (i) A merger, consolidation or reorganization involving
               the Company or the Parent, as applicable, (a "Merger") or an indirect or direct subsidiary of the Company or the Parent, as applicable or to which securities of the Company or the Parent, as applicable, are issued, unless:
                                          ------

                         (A) the stockholders of the Company or the Parent, as
                    applicable, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from the Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the
                    --
                    ultimate Parent Corporation,

                         (B) the individuals who were members of the Company's
                    or the Parent's Incumbent Board, as applicable, immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y)
                                                                        --
                    the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

                         (C) no Person other than (1) the Company, (2) the
                    Parent, (3) any Subsidiary, (4) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Parent, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (5) any
                                                                    --
                    Person who, together with its Affiliates (as defined below), immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of
                    (x) the Surviving Corporation or (y) the ultimate Parent
                                                  --
                    Corporation.

                    Each transaction described in clauses (A) through (C) above shall herein be referred to as a "Non-Control Transaction".

                         (ii) A complete liquidation or dissolution of the
                    Company or the Parent (other than where assets of the Company or the Parent are transferred to or remain with a Subsidiary or Subsidiaries of the Company or the Parent).

                         (iii) The direct or indirect sale or other disposition
                    of all or substantially all of the assets of the Company or the Parent to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the
                                                           --
                    distribution to the Company's or the Parent's stockholders, as applicable, of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company or the Parent, as applicable, which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or the Parent, as applicable, and after such share acquisition by the Company or the Parent, as applicable, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. "Affiliate" means, with respect to any
                                       ---------
Person, any other Person that,
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Beneficial Ownership" means ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act. "Person" means "person" as such term is used for purposes of
Section 13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

                  (e) Notice of Termination. Any purported termination by the
                      ---------------------
Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination. For the purposes of this Agreement, after a Notice of Termination has been delivered to the Executive by the Company, he may not terminate his employment for Good Reason or otherwise. After the Executive has terminated his employment for Good Reason or otherwise, the Company may not deliver a Notice of Termination to the Executive terminating his employment.

                  (f) Termination Date, Etc. "Termination Date" shall mean (1)
                      ----------------------  ----------------
in the case of the Executive's Death, the Executive's date of Death, (2) if the Executive's employment is terminated for Disability, the date on which the Notice of Termination is given, (3) if the Executive terminates his employment, on the date such termination is announced by the Executive, and (4) if the
                                                            ---
Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which shall not be longer than seven (7) days after the Notice of Termination.

         8.  Compensation Upon Termination.  Upon termination of the Executive's
             ------------------------------
employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

                  (a) If the Executive's employment is terminated by the Company for Cause or by the Executive (other than for Good Reason), then the Company
                                                            ----
shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or incentive compensation with respect to the fiscal year ended prior to the fiscal year in which the Termination Date occurs that was earned and unpaid and (v) any
                                                                     ---
previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). The
                                                     --------------------
Executive will forfeit any Tier 1, Tier 2 and Tier 3 Shares (as defined in the Restricted Stock Agreement between the Executive and the Parent (the "RSA")) that are Forfeitable Shares (as defined in the RSA) as to which the forfeiture restrictions have not lapsed as of the Termination Date.

                  (b) If the Executive's employment terminates for Disability or for reason of the Executive's death, then the Executive shall be entitled to the
                                     ----
benefits provided below:

                      (i) the Company shall pay the Executive or his
               beneficiaries all Accrued Compensation;

                      (ii) the Company shall pay to the Executive or his
               beneficiaries an amount equal to the bonus or incentive award (which, for this purpose, shall not include the restricted stock under the RSA) that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and/or the Parent, as applicable and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"); and

                      (iii) (A) With respect to the Tier 1 and Tier 2 Shares,
               for purposes of determining the Tier 1 and Tier 2 Shares with respect to which forfeiture restrictions have lapsed, the Executive will be considered to remain an Executive through the end of the fourth three-month period beginning immediately after the end of the three-month period in which the Termination Date occurs. The Executive will forfeit any Tier 1 and Tier 2 Shares as to which the forfeiture restrictions have not lapsed as of the end of that fourth three-month period.

                            (B) With respect to the Tier 3 Shares, the following
               Tier 3 Shares shall become non-forfeitable to the same extent as if Executive had remained employed by the Company through September 30, 2005: (i) the Tier 3 Shares allocable to the Performance Period (as defined in the RSA) in which the Termination Date occurs, (ii) the Tier 3 Shares allocable to the Performance Periods ending before the beginning of the Performance Period in which the Termination Date occurs and (iii)
                                                                       ---
               the pro rata portion(determined on a quarterly basis) of the Tier 3 Shares allocable to the Performance Period immediately after the Performance Period in which the Termination Date occurs as if the Termination Date occurred one year after the last day of the three-month period in which the Termination Date occurs; provided, however, that in all cases that the True-Up Average
               --------  -------
               Total Return (as defined in the RSA) after the Termination Date is inapplicable.

               (c) If the Executive's employment with the Company shall be terminated (1) by the Company other than for Cause, death, Disability
                                        ----- ----
          or as provided in Section 8(d), or (2) by the Executive for Good
                                    ----  --
          Reason, then the Executive shall be entitled to the benefits provided
                  ----
          below:

                      (i) the Company shall pay the Executive all Accrued
                  Compensation and a Pro Rata Bonus (which Pro Rata Bonus shall be calculated based upon actual performance by the Company and/or the Parent, as applicable during such fiscal year rather than
                  ------ ----
                  assuming all applicable performance targets and goals had been fully met by the Company and/or the Parent, as applicable);

                      (ii) the Company shall pay the Executive as severance pay
                  and in lieu of any further salary for periods subsequent to the Termination Date, in twenty-four (24) equal monthly installments on the first business day of each month, an amount in cash equal to 1/24th of two (2) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the current or the prior three (3) fiscal year periods preceding the Termination Date (or if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus Amount" (as defined
                                       ---          ------------
                  below). The term "Bonus Amount" shall mean the total amount of all cash bonus or incentive compensation received or earned by the Executive (which, for this purpose, shall not include the restricted stock under the RSA) during the three (3) fiscal year periods immediately preceding the Termination Date divided by three
                  ------- --
                  (3);

                      (iii) for twenty-four (24) months following the
                  Termination Date, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 8(c)(iii) shall be no less favorable to the Executive, in
                  ---------
                  terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection
                  (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's or the Parent's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                      (iv) With respect to the Tier 1, Tier 2 and Tier 3 Shares, the forfeiture restrictions will lapse on the Termination Date and such shares shall become Non-Forfeitable Shares (as
                  ---
                  defined in the RSA) on such date.

                  (d) If the Executive's employment with the Company shall be terminated by the Company (other than for Cause, death or Disability) by an
                           ----- ----
affirmative vote of more than 50%
of the number of directors constituting the entire Board, then the Executive
                                                          ----
shall be entitled to the benefits provided below:

                      (i) the Company shall pay the Executive all Accrued
               Compensation and a Pro Rata Bonus (which Pro Rata Bonus shall be calculated based upon actual performance by the Company and/or the Parent, as applicable during such fiscal year rather than
                                                                 ------ ----
               assuming all applicable performance targets and goals had been fully met by the Company and/or the Parent, as applicable);

                      (ii) the Company shall pay the Executive as severance pay
               and in lieu of any further salary for periods subsequent to the Termination Date, in twenty-four (24) equal monthly installments on the first business day of each month, an amount in cash equal to 1/24th of two (2) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the current or the prior three (3) fiscal year periods preceding the Termination Date (or if the Executive's employment is terminated after a Change in Control, the Executive's Base Salary immediately prior to the Change in Control, if greater) and (B)
                                                                       ---
               the "Bonus Amount" (as defined Section 8(c)(ii));
                    ------------                      --------

                     (iii) for twenty-four (24) months following the Termination
               Date, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 8(d)(iii) shall
                                                               ---------
               be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's or the Parent's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits;

                      (iv) On the Termination Date: (a) with respect to the
               Executive's Tier 1 Shares that are still Forfeitable Shares, the forfeiture restrictions will lapse with respect to all such Tier 1 Shares, and (b) with respect to the Executive's Tier 2 Shares
                         ---
               that are still Forfeitable Shares, the forfeiture restrictions will lapse with respect to all such Tier 2 Shares that are otherwise scheduled to become Non-Forfeitable during the current quarter and during the immediately succeeding quarter, and (c) with respect to the
                                               ---
               Executive's Tier 3 Shares, the forfeiture restrictions will lapse with respect to all Tier 3 Shares for which a Performance Based Criteria Test (as defined in the RSA) has been satisfied on or prior to the Termination Date. On the Termination Date, all such shares as to which the forfeiture restrictions lapse shall become Non-Forfeitable Shares (as defined in the RSA).

                  (e) The amounts provided for in Sections 8(a), 8(b)(i), (ii),
                                                           ----  -------  ----
8(c)(i) (with respect to Accrued Compensation only) and 8(d)(i) (with respect to
-------                                             ---
Accrued Compensation only) shall be paid within ten (10) business days after the Executive's Termination Date, and the amounts provided for in Sections 8(c)(i)
                              ---                                      -------
and 8(d)(i) with respect to Pro Rata Bonus shall be paid to the Executive in
---
accordance with the Company's customary timing for paying such bonuses or incentive awards.

                  (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment other than as provided under Section 8(c)(iii) and 8(d)(iii).
----- ----                           ---------     ---------

                  (g) Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

                  (h) Vesting and Severance Rights Upon a Change of Control. The
                      -----------------------------------------------------
RSA will govern the applicability of forfeiture restrictions relating to Tier 1, Tier 2 and Tier 3 Shares upon a Change in Control. Upon a Change of Control, if the Executive enters into a new or amended employment agreement with the acquiring or surviving entity, then such new or amended agreement shall supercede this Agreement and govern the extent to which the Executive is thereafter entitled to severance. Alternatively, upon a Change of Control, if the Executive does not enter into a new or amended employment agreement with the acquiring or surviving entity and does not otherwise agree to be employed by the acquiring or surviving entity during the severance period, then this Agreement shall terminate and the Executive shall thereupon be entitled to the severance set forth in Section 8(c)(i, ii and iii).

         9.  Employee Covenants.
             ------------------

                  (a) Confidentiality. The Executive shall not, without the
                      ---------------
prior express written consent of the Company, directly or indirectly, use for any purpose any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party unless (i) such disclosure is reasonably necessary or appropriate in
            ------
connection with the performance by the Executive of his duties as an executive of the Company or (ii) such disclosure is required by applicable law or (iii)
               --                                                    --
the Executive is requested or required by a judicial or arbitration body or governmental agency (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, in which case the Executive will (A) promptly notify the Company of such request or requirement, so that the Company may seek an appropriate protective order and (B) cooperate with the Company, at its
                                ---
expense, in seeking such an order. "Confidential Information" means all
                                    ------------------------
information respecting the business and activities of the Company, the Parent and any of their Subsidiaries, including, without limitation, respecting the clients, customers, suppliers, employees, consultants, prospects, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, underwriting, lending or investment standards, marketing plans, financial information, methodologies, know-how, processes, trade secrets, policies, practices, projections, forecasts, formats, operational methods, product development techniques, research, strategies or information agreed to with third-parties to be kept confidential by the Company, the Parent and any of their Subsidiaries. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by the Executive of this Agreement) or any business knowledge and experience of the type usually acquired by persons engaged in positions similar to the Executive's position with the Company, to the extent such knowledge and experience is non-Company specific and not proprietary to the Company, the Parent or any of their Subsidiaries.

                  (b) Non-Competition. During the period commencing on the date
                      ---------------
hereof and ending two (2) years after the Termination Date (the "Applicable
                                                                 ----------
Period"), and provided the Company complies with all of its obligations set
------
forth in Section 8 hereof, the Executive shall not, without the prior written
                 -
consent of the Company, engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than as the holder of an interest of two percent (2%) or less in the equity of a publicly traded corporation) or other individual, corporate or representative capacity, or render any services or provide any advice or assistance to any business, person or entity, if such business, activity, person or entity competes anywhere in the United States with the Company, the Parent or any of their Subsidiaries in respect of (i) any then current product, service or business of the Company, the Parent or any of their Subsidiaries on the Termination Date or (ii) any product, service or business as to which the
                 --
Company, the Parent or any of their Subsidiaries has begun preparing to develop or offer as of the Termination Date. Nothing herein shall be construed to prevent the Executive from being employed by any person or entity in a line of business or activity that does not compete with (i) products, services or businesses offered or conducted by the Company, the Parent or their Subsidiaries as of the Termination Date, or (ii) products, services or business which the Company, the Parent or any of their Subsidiaries has begun preparing to develop or offer as of the Termination Date. A product, service or business shall not be deemed to compete with the Company, the Parent or their Subsidiaries if it is offered in any industry or market sector in which the Company, the Parent and their Subsidiaries do not compete nor have begun preparing to compete as of the Termination Date. If termination of employment is due to the expiration of the Term, this Section 9(b) shall not be applicable.
                   ----

                  (c) Non-Solicitation. During the period commencing on the date
                      ----------------
hereof and ending two (2) years after the Termination Date (the "Non-Solicitation Period"), the Executive shall not, divert, solicit or lure
 -----------------------
away the patronage of (1) any client or business of the Company, the Parent or any of their Subsidiaries as of or within the two (2) year period prior to the Termination Date or (2) any prospective client or business of the Company, the
                 --
Parent or any of their Subsidiaries. As used herein, "prospective client" means any client that the Company, the Parent or any of their Subsidiaries (i) has solicited within the two (2) year period prior to the Termination Date, (ii) is soliciting as of the Termination Date, or (iii) as of the Termination Date, is
                                       --
maintained in the Company's or the Parent's data base of prospective clients. Nothing herein shall be construed to prevent the Executive from soliciting clients or prospective clients of the Company, the Parent or their Subsidiaries with respect to products, services or businesses which the Company, the Parent and their Subsidiaries neither offer or conduct, nor have begun preparing to develop or offer, as of the Termination Date. The Executive shall not, during the Non-Solicitation Period, directly or indirectly, recruit, hire or assist others in recruiting or hiring, or otherwise solicit for employment, any employees of the Company, the Parent or any of their Subsidiaries. The provisions of this Section 9(c) shall not be
                                                          ----
deemed to limit in any way the provisions of any other Section of this Agreement.

                  (d) Interpretation. The parties hereto recognize that the laws
                      --------------
and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in Sections 9(b) and (c). It is the intention of the parties that the potential
         ------------
restrictions on the Executive's activities imposed by Sections 9(b) and (c) be
                                                               ------------
reasonable in both duration and geographic scope and in all other respects, it being understood that the business conducted by the Company, the Parent and their Subsidiaries is nationwide in scope. It is also the intention of the parties that the provisions of Sections 9(b) and (c) be enforced to the fullest
                                        ------------
extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that in the event that any provision of Sections 9(b) and (c) shall, for any reason, be held invalid or unenforceable in any
------------
respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent permissible under applicable law. If applicable law does not permit an invalid or unenforceable provision to be so construed, then the invalid or unenforceable provision shall be stricken and the remaining portions of Sections 9(b) and (c)
                                                                   ------------
shall be enforced to the fullest extent permitted by law. In addition, if any provision of Sections 9(b) and (c) shall be determined to be invalid or
                      ------------
unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (e) Remedies. The Executive agrees that any breach of the
                      --------
terms of this Section 9 would result in irreparable injury and damage to the
                      -
Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order from a court of competent jurisdiction to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages. The availability of injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity but remedies other than injunctive relief may only be pursued in an arbitration brought in accordance with Section 13 of this Agreement. The terms of this paragraph shall not prevent the Company from pursuing in an arbitration any other available remedies for any breach or threatened breach of this Section 9, including but not limited to the recovery of damages from the Executive.

                  The provisions of this Section 9 shall survive any termination of this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 9; provided, however, that this
                                             -  --------  -------
paragraph shall not, in and of itself, preclude the Executive from defending himself against the enforceability of the covenants and agreements of this
Section 9.
        -

                  (f) Return of Materials. Upon the request of the Company and,
                      -------------------
in any event, upon termination of employment, the Executive will leave with the Company all memoranda, notes, records, manuals, or other documents and media (in whatever form maintained, whether documentary, computer storage or otherwise) pertaining to the Company's or the Parent's business, including all copies thereof; other than such documents and items that are personal to the employee (e.g., pay stubs, personal tax documentation and other compensation or employment related materials).

                  (g) Ownership of Executive Developments. All copyrights,
                      -----------------------------------
patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Executive during the course of performing work for the Company, the Parent or their clients, including, but not limited to, software programs, manuals, publications and reports (collectively, the "Work
                                                                         ----
Product") belongs and shall belong exclusively to the Company and shall, to the
-------
extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest he may have in such Work Product. Upon request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. Notwithstanding anything else in this Agreement, any ideas, concepts, techniques, inventions, processes or works of authorship developed or created by the Executive on the Executive's own time, and which have no application in the business of the Company or the Parent ("Executive Work Product"), shall not be considered Work Product, and the Company shall have no interest in any such Executive Work Product.

                  (h) Consequences of Challenging Enforceability of Non-Compete.
                      ---------------------------------------------------------
If at any time the Executive or his subsequent employer successfully challenges the enforceability of the Non-compete and/or Non-solicitation provisions of Sections 9(b) and 9(c), then all references to 2 years and/or 24 months in
                        ----
Sections 7(c)(ii), 7(c)(iii), 7(d)(ii), 7(d)(iii), 9(b) and 9(c) shall instead be references to the time period that such non-compete and non-solicitation restrictions actually remain in effect, and (2) the amount of Base Salary and
                                        ---
Bonus Amount that the Executive may receive as severance under Sections 7(c)(ii) and/or 7(d)(ii) shall automatically be reduced proportionately.

         10. Treatment of Section 280G.
             -------------------------

                  (a) Tax Payment. In the event it shall be determined that any
                      -----------
payment (other than the payment provided for in this Section 10(a)) or
                                                             -----
distribution of any type to or for the benefit of the Executive, by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive a payment in an amount equal to the Excise Tax imposed upon the

Total Payments; provided, however that the Total Payments shall be reduced (but
                --------  -------
not below zero) if and to the extent that a reduction in the Total Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax) than if the Executive received the entire amount of such Total Payments and the amount equal to the Excise Tax. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                  (b) Determination By Accountant. All mathematical
                      ---------------------------
determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 10(a), including determinations as to
                                           -----
whether a Excise Tax is required, the amount of such Excise Tax and amounts relevant to the last sentence of this Section 10(b) or whether the Total Payment
                                              -----
should be reduced, shall be made by an independent accounting firm selected by the Executive from among the five (5) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Excise Tax and any other relevant matter, both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with an opinion reasonably acceptable to the Executive and the Company that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return. If an Excise Tax is determined to be payable, it shall be paid to the Executive within ten (10) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax payments not made by the Company should have been made ("Underpayment"), or that Excise Tax payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including, if reasonable, the filing of returns and claims for refund), and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (1) the Executive shall not in any event be
             --------  -------
obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the
---
intent of Section 10(a), it being understood that the correction of an
                  -----
Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment. The fees and expenses of the Accounting Firm shall be paid by the Company.

         11.  Successors and Assigns.
              ----------------------

                  (a) Except as provided in Section 8(h) hereof, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. The term "Company" as used herein shall include such
                                  -------
successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         12. Fees and Expenses. The Company shall pay all legal fees and related
             -----------------
expenses (including the costs of experts, evidence and counsel) in excess of $50,000 incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment),
(ii) the Executive's hearing before the Board as contemplated in Section 7(b) of
                                                                         ----
this Agreement, or (iii) the Executive's seeking to obtain or enforce any right
                --
or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits; provided, however, that if the Executive is successful in
                  --------  -------
enforcing any such rights or benefits provided under this Agreement, then the
                                                                     ----
Company shall reimburse the Executive for the first $50,000 of such fees and expenses incurred by the Executive.

         13. Arbitration. Except as set forth in Section 9(e) hereof, any and
             -----------                                 ----
all disputes, claims and controversies between the Company or any of its Affiliates and the Executive arising out of or relating to this Agreement, or the breach thereof, or otherwise arising out of or relating to the Executive's employment or the termination thereof shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in the Washington, D.C. metropolitan area. The arbitrator shall have no authority to award punitive damages. The award of the arbitrator shall be final and judgment thereon may be entered in any court having jurisdiction. The parties shall share the costs of the arbitration equally, unless otherwise ordered by the arbitrator. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction.

         14. Notice.  For the purposes of this Agreement, notices and all other
             ------
communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent
             -------------------------
or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company, the Parent or any of their subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company, the Parent or any of their subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company, the Parent or any of their subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         16. Miscellaneous. No provision of this Agreement may be modified,
             -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed
             -------------
and enforced in accordance with the laws of the Commonwealth of Virginia without giving effect to the conflict of law principles thereof.

         18. Severability. The provisions of this Agreement shall be deemed
             ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         19. Entire Agreement.  This Agreement constitutes the entire agreement
             ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.



                      [Balance of Page Intentionally Blank]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                   MCG Finance Corporation

                                   ____________________________________
                                   Name:    ___________________________
                                   Title:   ___________________________



                                   Executive:        Robert J. Merrick

                                   ____________________________________